CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The World Insurance Trust and to the use of our report dated February 27, 2009 on the financial statements and financial highlights of CSI Equity Portfolio. Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.





                                     TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
April 30, 2009